UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 22, 2017

Merit Medical Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 253-1600

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included in this Current Report contains forward-looking statements about Merit Medical Systems, Inc., a Utah corporation (“Merit”), that involve substantial risks and uncertainties. Merit intends such statements, and all subsequent forward-looking statements attributable to Merit, to be expressly qualified in their entirety by these cautionary statements and covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. All statements included in this Current Report, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including statements regarding the proposed public offering of shares of common stock and the anticipated use of the net proceeds therefrom. These statements involve known and unknown risks, uncertainties and other factors that may cause Merit’s actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by the forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “will,” “would,” “seek,” “should,” “could,” “can,” “predict,” “potential,” “continue,” “objective” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. However, not all forward-looking statements contain such identifying words.

All forward-looking statements included in this Current Report speak only as of the date made, are based on information available to Merit as of such date, and are subject to change. Merit assumes no obligation to update or revise any forward-looking statement. If Merit does update or correct one or more forward-looking statements, readers should not conclude that it will make additional updates or corrections. Merit’s actual results will likely differ, and may differ materially, from anticipated results. Readers should not unduly rely on any such forward-looking statements.

Item 1.01  Entry into Material Definitive Agreement.

On March 22, 2017, Merit entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co., as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company (i) agreed to issue and sell 4,500,000 shares (the “Firm Shares”) of its common stock, no par value (the “Common Stock”) to the Underwriters, and (ii) granted the Underwriters a 30-day option to purchase up to an additional 675,000 shares of Common Stock from the Company (the “Option Shares”, and together with the Firm Shares, the “Securities”) to cover any over-allotments. On March 23, 2017, the Underwriters exercised their option to purchase all of the Option Shares. The Underwriters propose to sell the Securities at a public offering price of $28.25 per share, and have agreed to purchase the Securities from the Company at a price of $26.555 per share.

The closing of the sale of the Securities is expected to take place on March 28, 2017, subject to satisfaction of customary closing conditions. After deducting underwriting discounts and estimated offering expenses payable by the Company, the Company anticipates receiving aggregate net proceeds from the issuance and sale of the Securities of approximately $136.5 million. The Company expects to use the net proceeds to repay outstanding indebtedness under its credit facility.

The offering of the Securities (the “Offering”) was made pursuant to a prospectus supplement dated March 23, 2017, and an accompanying base prospectus dated May 22, 2014, delivered in connection with a takedown offering under the Company’s shelf registration statement on Form S-3 (Registration No. 333-193059), which was declared effective by the Securities and Exchange Commission on May 22, 2014.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.  The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties of such agreement, and may be subject to limitations agreed upon by the contracting parties.  Accordingly, other parties should not rely on any of the representations, warranties, and covenants contained in the Underwriting Agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report and incorporated herein by reference.

A copy of the opinion of Parr Brown Gee & Loveless relating to the validity of the Securities is filed as Exhibit 5.1 to this Current Report and incorporated by reference herein.

Item 8.01  Other Events

On March 22, 2017, the Company issued a press release announcing the pricing of the Offering. On March 27, 2017, the Company issued a press release announcing full exercise by the Underwriters of their option to purchase the Option Shares.

Copies of the foregoing press releases are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated March 22, 2017, by and among Merit Medical Systems, Inc., Merill Lynch, Pierce, Fenner & Smith Incorporated, and Piper Jaffray & Co.

5.1	Opinion of Parr Brown Gee & Loveless relating to the Securities

23.1	Consent of Parr Brown Gee & Loveless (included in Exhibit 5.1)

99.1	Press Release dated March 22, 2017

99.2	Press Release dated March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: March 28, 2017	By:	/s/ Brian G. Lloyd
Name: Brian G. Lloyd
Title: Chief Legal Officer and Corporate Secretary